Cloudera Reports First Quarter Fiscal Year 2018 Financial Results

•	Q1 revenue up 41% year-over-year

•	Q1 subscription revenue up 59% year-over-year

•	Net expansion rate of 142%

PALO ALTO, Calif. – June 8, 2017: Cloudera (NYSE: CLDR), provider of the leading global platform for machine learning and advanced analytics, today reported results for its first quarter fiscal 2018, ended April 30, 2017. Total revenue was $79.6 million, an increase of 41% from the first quarter fiscal 2017. Subscription revenue was $64.7 million, an increase of 59% from the year-ago period. Subscription revenue represented 81% of total revenue, up from 72% in first quarter fiscal 2017.

"We had a strong first quarter as a public company, making progress against many of our key objectives,” said Tom Reilly, chief executive officer at Cloudera. “We are proud of the role that Cloudera is playing in helping solve some of the world’s most challenging problems through data. In Q1, we continued our innovation leadership in machine learning with the introduction of Cloudera Data Science Workbench, in IoT with the general availability of Apache Kudu and in cloud analytics with our first Platform-as-a-Service offering, Cloudera Altus. In addition, I am pleased with the success that our customers are experiencing in becoming data- and insight-driven enterprises and its corresponding effect on our business with our net expansion rate of 142% for the quarter."

GAAP loss from operations for the first quarter fiscal 2018 was $222.3 million, compared to a GAAP loss from operations of $43.5 million for the first quarter fiscal 2017. Non-GAAP loss from operations for the quarter was $30.3 million, compared to a non-GAAP loss from operations of $37.0 million in the year-ago period.

Operating cash flow for the quarter was positive $5.0 million compared to operating cash flow of negative $23.6 million in the first quarter fiscal 2017. Our generation of positive operating cash flow in the quarter was driven by strong collections and continued improvement in operating efficiencies.

Based on weighted-average shares outstanding of 38.5 million shares, GAAP net loss per share for the first quarter fiscal 2018 was $5.78 per share, compared to a GAAP net loss per share in the first quarter fiscal 2017 of $1.20 per share, based on weighted-average shares outstanding of 35.9 million shares. First quarter fiscal 2018 GAAP operating results included a $191.1 million stock-based compensation charge primarily due to achievement of the liquidity event vesting condition for the majority of RSUs granted to employees as well as $0.9 million relating to the amortization of acquired intangible assets. Collectively, the impact on net loss per share was negative $4.99 per share. Operating results for the same period a year ago included stock-based compensation expense of $5.7 million and amortization of acquired intangible assets of $0.9 million. First quarter fiscal 2018 GAAP net loss per share was impacted by the timing of our initial public offering as the offering became effective in the first quarter and closed in the second quarter fiscal 2018. See tables below for additional information regarding historical and forward-looking stock-based compensation expenses and shares outstanding.

Based on non-GAAP weighted-average shares outstanding of 114.0 million shares, non-GAAP net loss per share for the first quarter fiscal 2018 was $0.27 per share, compared to non-GAAP net loss per share in the first quarter fiscal 2017 of $0.33 per share, based on non-GAAP weighted-average shares outstanding of 110.8 million shares.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

As of April 30, 2017, the company had total cash, cash equivalents, marketable securities and restricted cash of $275.3 million, excluding initial public offering net proceeds of $233.0 million.

Recent Business and Financial Highlights

•	Subscription revenue was up 59% year-over-year to $64.7 million

•	Subscription revenue represented 81% of total revenue, up from 72% in year-ago period

•	Non-GAAP subscription gross margin for the quarter was 84%, 500 basis points higher than first quarter fiscal 2017

•	Dollar-based net expansion rate was 142% for the quarter

•
Introduced Cloudera Data Science Workbench, a self-service data science environment that enables data scientists to build, scale and deploy machine learning solutions using the most popular programming languages and deep learning frameworks

•	Launched Apache Kudu, an open source datastore designed for real-time IoT, time series and database applications

•
Announced Cloudera Altus, our first Platform-as-a-Service offering -- designed to deliver the speed, convenience and elasticity of public cloud infrastructure, easing the creation for Cloudera customers of new cloud workloads and accelerating the migration of existing workloads to Cloudera’s platform running in the cloud

•	Launched Solutions Gallery on our company website, featuring more than 100 business solutions built by partners on our platform

Business Outlook

The outlook for the second quarter fiscal 2018, ending July 31, 2017, is:

•	Total revenue in the range of $85 to $86 million, representing 32% to 33% year-over-year growth

•	Subscription revenue in the range of $70 million to $71 million, representing 38% to 40% year-over-year growth

•	Operating cash flow in the range of negative $30 million to $27 million

•	Non-GAAP net loss per share in the range of $0.26 to $0.24 per share

•	Non-GAAP weighted-average shares outstanding of approximately 137 million shares

The outlook for fiscal 2018, ending January 31, 2018, is:

•	Total revenue in the range of $345 million to $350 million, representing 32% to 34% year-over-year growth

•	Subscription revenue in the range of $280 million to $285 million, representing 40% to 42% year-over-year growth

•	Operating cash flow in the range of negative $72 million to $68 million

•	Non-GAAP net loss per share in the range of $1.07 to $1.04 per share

•	Non-GAAP weighted-average shares outstanding of approximately 133 million shares

Conference Call and Webcast Information

Cloudera is hosting a conference call for analysts and investors to discuss its first quarter fiscal 2018 results and the outlook for its second quarter fiscal 2018 and fiscal 2018 at 2:00 p.m. Pacific Time today. Participants can listen via webcast by visiting the Investor Relations section of Cloudera's website at www.cloudera.com. A replay of the webcast will be available for two weeks following the call.

The conference call can also be accessed as follows:

•	Participant Toll Free Dial-In Number: +1-877-201-0168

•	Participant International Dial-In Number: +1-647-788-4901

•	Conference ID: 25758133

About Cloudera
Cloudera delivers the modern platform for machine learning and advanced analytics, built on the latest open source technologies. The world’s leading organizations trust Cloudera to help solve their most challenging business problems by efficiently capturing, storing, processing and analyzing vast amounts of data. Learn more at cloudera.com.

Connect with Cloudera
About Cloudera: http://www.cloudera.com/about-cloudera.html
Read our VISION blog: vision.cloudera.com/ and Engineering blog: blog.cloudera.com/
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Read about our customers’ successes: cloudera.com/customers.html

Cloudera and associated marks are trademarks or registered trademarks of Cloudera, Inc. All other company and product names may be trademarks of their respective owners.

Forward-Looking Statements

Statements in this press release that are not historical in nature are forward-looking statements that, within the meaning of the federal securities laws including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, involve known and unknown risks and uncertainties. Words such as "may", "will", "expect", "intend", "plan", "believe", "seek",

"could", "estimate", "judgment", "targeting", "should", "anticipate", "goal" and variations of these words and similar expressions, are also intended to identify forward-looking statements. The forward-looking statements in this press release address a variety of subjects, including the “Business Outlook” for our second quarter fiscal 2018 and fiscal 2018 operating results. Readers are cautioned that actual results could differ materially from those implied by such forward-looking statements due to a variety of factors, including global economic conditions, competitive pressures and pricing declines, intellectual property infringement claims, and other risks or uncertainties that are described under the caption “Risk Factors” in the final prospectus pursuant to Rule 424(b)(4) filed with the Securities and Exchange Commission, or the SEC, on April 28, 2017 and in our other SEC filings. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurances that our expectations will be attained. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

We report all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). To supplement our unaudited condensed consolidated financial statements presented in accordance with GAAP, we use certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the results of our operations as determined in accordance with GAAP. The non-GAAP financial measures used by us include forward-looking non-GAAP gross margins,historical and forward-looking non-GAAP operating income (loss), non-GAAP net loss, non-GAAP net loss per share. These non-GAAP financial measures exclude stock-based compensation, acquisition- and disposition-related expenses (if any), amortization of acquired intangible assets, and charitable contributions made to the Cloudera Foundation from the Cloudera unaudited condensed consolidated statement of operations. In addition, we use non-GAAP weighted-average shares outstanding to calculate non-GAAP net loss per share. This non-GAAP measure includes the assumed conversion of all outstanding shares of preferred stock to common stock and the impact of anti-dilutive RSUs and options outstanding, on a weighted basis.

For a description of these items, including the reasons why management adjusts for them, and reconciliations of historical non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled “Use of Non-GAAP Financial Information” as well as the related tables that precede it. We may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures we use.

We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results or future outlook. Management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing our operating results, as well as when planning, forecasting and analyzing future periods. We use these non‑GAAP financial measures in conjunction with traditional GAAP measures to communicate with our board of directors concerning our financial performance. These non-GAAP financial measures also facilitate comparisons of our performance to prior periods.

Cloudera, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended April 30,
	2017	2016
Revenue:
Subscription	$64,671	$40,672
Services	14,925	15,813
Total revenue	79,596	56,485
Cost of revenue:(1) (2)
Subscription	26,472	9,351
Services	33,640	11,684
Total cost of revenue	60,112	21,035
Gross profit	19,484	35,450
Operating expenses:(1) (2)
Research and development	95,831	24,515
Sales and marketing	110,443	46,142
General and administrative	35,550	8,309
Total operating expenses	241,824	78,966
Loss from operations	(222,340)	(43,516)
Interest income, net	649	740
Other income, net	22	163
Net loss before provision for income taxes	(221,669)	(42,613)
Provision for income taxes	(650)	(500)
Net loss	$(222,319)	$(43,113)
Net loss per share, basic and diluted	$(5.78)	$(1.20)
Weighted-average shares used in computing net loss per share, basic and diluted	38,487,424	35,920,537
___________

(1)	Amounts include stock‑based compensation expense as follows (in thousands):

	Three Months Ended April 30,
	2017	2016
Cost of revenue – subscription	$15,700	$334
Cost of revenue – services	20,337	474
Research and development	67,901	1,555
Sales and marketing	60,541	1,559
General and administrative	26,603	1,741
Total stock‑based compensation expense	$191,082	$5,663

(2)	Amounts include amortization of acquired intangible assets as follows (in thousands):

	Three Months Ended April 30,
	2017	2016
Cost of revenue – subscription	$514	$455
Sales and marketing	430	430
Total amortization of acquired intangible assets	$944	$885

Cloudera, Inc.
Condensed Consolidated Statements of Operations
(as a percentage of total revenues)
(unaudited)

	Three Months Ended April 30,
	2017	2016

Revenue:
Subscription	81%	72%
Services	19	28
Total revenue	100	100
Cost of revenue:(1) (2)
Subscription	33	16
Services	43	21
Total cost of revenue	76	37
Gross margin	24	63
Operating expenses:(1) (2)
Research and development	120	43
Sales and marketing	139	82
General and administrative	44	15
Total operating expenses	303	140
Loss from operations	(279)	(77)
Interest income, net	1	1
Other income, net	—	—
Net loss before provision for income taxes	(278)	(76)
Provision for income taxes	(1)	(1)
Net loss	(279)%	(77)%
___________

(1)	Amounts include stock‑based compensation expense as a percentage of total revenue as follows:

	Three Months Ended April 30,
	2017	2016
Cost of revenue – subscription	20%	—%
Cost of revenue – services	26	1
Research and development	85	3
Sales and marketing	76	3
General and administrative	33	3
Total stock-based compensation expense	240%	10%

(2)    Amounts include amortization of acquired intangible assets as a percentage of total revenue as follows:

	Three Months Ended April 30,
	2017	2016
Cost of revenue – subscription	1%	1%
Sales and marketing	—	1
Total amortization of acquired intangible assets	1%	2%

Cloudera, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	April 30, 2017	January 31, 2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$51,572	$74,186
Short-term marketable securities	170,202	160,770
Accounts receivable, net	53,022	101,549
Prepaid expenses and other current assets	13,552	13,197
Total current assets	288,348	349,702
Property and equipment, net	10,617	13,104
Marketable securities, noncurrent	38,117	20,710
Intangible assets, net	6,107	7,051
Goodwill	31,516	31,516
Restricted cash	15,448	15,446
Other assets	6,973	5,015
TOTAL ASSETS	$397,126	$442,544
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	$2,421	$3,550
Accrued compensation	20,709	33,376
Other accrued liabilities	12,788	9,918
Deferred revenue, current portion	186,683	192,242
Total current liabilities	222,601	239,086
Deferred revenue, less current portion	26,313	25,182
Other liabilities	3,993	4,345
TOTAL LIABILITIES	252,907	268,613
Redeemable convertible preferred stock	657,687	657,687
STOCKHOLDERS’ DEFICIT:
Common stock	2	2
Additional paid-in capital	385,359	192,795
Accumulated other comprehensive loss	(513)	(556)
Accumulated deficit	(898,316)	(675,997)
TOTAL STOCKHOLDERS’ DEFICIT	(513,468)	(483,756)
TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT	$397,126	$442,544

Cloudera, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended April 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(222,319)	$(43,113)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,642	2,405
Stock-based compensation	191,082	5,663
Accretion and amortization of marketable securities	542	782
Changes in assets and liabilities:
Accounts receivable	48,527	15,863
Prepaid expenses and other assets	1,379	1,319
Accounts payable	(1,921)	(972)
Accrued compensation	(12,667)	(9,437)
Accrued expenses and other liabilities	1,142	855
Deferred revenue	(4,428)	3,081
Net cash provided by (used in) operating activities	4,979	(23,554)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of marketable securities	(110,347)	(40,044)
Sales of marketable securities	31,675	19,441
Maturities of marketable securities	51,420	64,665
Cash used in business combinations, net of cash acquired	—	(2,700)
Capital expenditures	(175)	(5,149)
Net cash provided by (used in) investing activities	(27,427)	36,213
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of stock options	1,482	829
Payment of deferred offering costs	(1,647)	—
Net cash provided by (used in) financing activities	(165)	829
Effect of exchange rate changes	1	238
Net increase (decrease) in cash, cash equivalents and restricted cash	(22,612)	13,726
Cash, cash equivalents and restricted cash — Beginning of period	89,632	35,994
Cash, cash equivalents and restricted cash — End of period	$67,020	$49,720
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for income taxes	$629	$397
SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Purchases of property and equipment in other accrued liabilities	$71	$419
Deferred offering costs in accounts payable and other accrued liabilities	$1,190	$—

Cloudera, Inc.
Three Months Ended April 30, 2017
GAAP Results Reconciled to non-GAAP Results
(in thousands, except per share amounts)
(unaudited)

	GAAP	Stock-based compensation expense	Amortization of acquired intangible assets	Non-GAAP weighted-average shares outstanding	Non-GAAP
Cost of revenue- Subscription	$26,472	$(15,700)	$(514)	$—	$10,258
Subscription gross margin	59%	24%	1%	—%	84%
Cost of revenue- Services	33,640	(20,337)	—	—	13,303
Services gross margin	(125)%	136%	—%	—%	11%
Gross profit	19,484	36,037	514	—	56,035
Total gross margin	24%	45%	1%	—%	70%
Research and development	95,831	(67,901)	—	—	27,930
Sales and marketing	110,443	(60,541)	(430)	—	49,472
General and administrative	35,550	(26,603)	—	—	8,947
Loss from operations	(222,340)	191,082	944	—	(30,314)
Operating margin	(279)%	240%	1%	—%	(38)%
Net loss	(222,319)	191,082	944	—	(30,293)
Net loss per share, basic and diluted (1)	$(5.78)	$4.97	$0.02	$0.52	$(0.27)
___________

(1)	See below for a reconciliation of weighted-average shares outstanding used to calculate non-GAAP net loss per share

Cloudera, Inc.
Three Months Ended April 30, 2016
GAAP Results Reconciled to non-GAAP Results
(in thousands, except per share amounts)
(unaudited)

	GAAP	Stock-based compensation expense	Amortization of acquired intangible assets	Non-GAAP weighted-average shares outstanding	Non-GAAP
Cost of revenue- Subscription	$9,351	$(334)	$(455)	$—	$8,562
Subscription gross margin	77%	1%	1%	—%	79%
Cost of revenue- Services	11,684	(474)	—	—	11,210
Services gross margin	26%	3%	—%	—%	29%
Gross profit	35,450	808	455	—	36,713
Total gross margin	63%	1%	1%	—%	65%
Research and development	24,515	(1,555)	—	—	22,960
Sales and marketing	46,142	(1,559)	(430)	—	44,153
General and administrative	8,309	(1,741)	—	—	6,568
Loss from operations	(43,516)	5,663	885	0	(36,968)
Operating margin	(77)%	10%	2%	0%	(65)%
Net loss	(43,113)	5,663	885	0	(36,565)
Net loss per share, basic and diluted (1)	$(1.20)	$0.16	$0.02	$0.69	$(0.33)
___________

(1)	See below for a reconciliation of weighted-average shares outstanding used to calculate non-GAAP net loss per share

Cloudera, Inc.
GAAP weighted-average shares reconciled to non-GAAP weighted-average shares
(in thousands)
(unaudited)

	Three Months Ended April 30,
	2017	2016
GAAP weighted-average shares, basic and diluted	38,487	35,921
Assumed preferred stock conversion	74,907	74,907
Assumed IPO issuance	582	—
Non-GAAP weighted-average shares, diluted	113,976	110,828

Use of Non-GAAP Financial Information

In addition to the reasons stated under “Non-GAAP Financial Measures” above, which are generally applicable to each of the items Cloudera excludes from its non-GAAP financial measures, Cloudera believes it is appropriate to exclude or give effect to certain items for the following reasons:

•
Stock-based compensation expense. We exclude stock-based compensation expense from our non-GAAP financial measures consistent with how we evaluate our operating results and prepare our operating plans, forecasts and budgets. Further, when considering the impact of equity award grants, we focus on overall stockholder dilution rather than the accounting charges associated with such equity grants. The exclusion of the expense facilitates the comparison of results and business outlook for future periods with results for prior periods in order to better understand the long term performance of our business.

•
Amortization of acquired intangible assets. We exclude the amortization of acquired intangible assets from our non-GAAP financial measures. Although the purchase accounting for an acquisition necessarily reflects the accounting value assigned to intangible assets, our management team excludes the GAAP impact of acquired intangible assets when evaluating our operating results. Likewise, our management team excludes amortization of acquired intangible assets from our operating plans, forecasts and budgets. The exclusion of the expense facilitates the comparison of results and business outlook for future periods with results for prior periods in order to better understand the long term performance of our business.

•
Assumed preferred stock conversion. For periods prior to the closing of our initial public offering on May 3, 2017, we give effect to the automatic conversion of all outstanding shares of preferred stock to common stock, as if such conversion had occurred at the beginning of the period, in our calculations of non-GAAP weight-average shares, diluted, and non-GAAP net loss per share, diluted. The inclusion of these shares facilitates the comparison of results and business outlook for future periods with results for prior periods in order to better understand the long term performance of our business.

•
Assumed IPO issuance. We include the common shares issued in our IPO, on a weighted basis, as if the shares were issued on the date of our effectiveness. Our IPO was effective in the first quarter of fiscal 2018 and closed in the second quarter of fiscal 2018.

Cloudera, Inc.
Reconciliation of non-GAAP Financial Guidance
(unaudited)

	Fiscal 2018
(in millions)	Q2	FY
GAAP net loss	($80) - (79)	($455) - (453)
Stock-based compensation expense(1)	41 - 43	308 - 310
Amortization of acquired intangible assets	1	3
Donation to Cloudera Foundation	2	2
Non-GAAP net loss	($36) - (33)	($142) - (138)

GAAP weighted-average shares, basic and diluted	133 - 135	112 - 114
Assumed preferred stock conversion	2	19
Assumed IPO issuance	1	1
Non-GAAP weighted-average shares, diluted	136 - 138	132 - 134

(1) Stock-based compensation expense in fiscal 2018 is expected to be $38 million to $40 million in the third quarter and $34 million to $38 million in the fourth quarter. These amounts are impacted by variables such as stock price and employee behavior, each of which are inherently difficult to forecast.  As a result, the guidance presented above is subject to a number of uncertainties and assumptions that may cause actual results to differ materially.

Investor Relations Contact:
Kevin Cook
investor-relations@cloudera.com
+1 (650) 644-3900

Press Contact:
Deborah Wiltshire
press@cloudera.com
+1 (650) 644-3900